UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
August 27, 2015

 bebe stores, inc.
(Exact name of registrant as specified in its charter)

California	0-24395	94-2450490
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
400 Valley Drive
Brisbane, CA 94005
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(415) 715-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2015, the Compensation Committee (“Compensation Committee”) of the Board of Directors of bebe stores, inc. approved to award a cash bonus pursuant to the fiscal 15 bonus plan to the following named executive officers: Mr. Jim Wiggett, Chief Executive Officer, an amount of $207,692; Ms. Liyuan Woo, Chief Financial Officer, an amount of $125,000; Mr. Darren Horvath, Controller and Principal Accounting Officer, an amount of $28,500; Ms. Susan Powers, SVP Stores, an amount of $93,750; and Brigitte Bogart, EVP of Design and Product Development, an amount of $100,000. The bonus was paid August 28, 2015. On August 27, 2015, the Compensation Committee approved an increase to the base salary of Mr. Darren Horvath from $190,000 to $200,000, effective August 30, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 2, 2015.

bebe stores, inc.

/s/ Jim Wiggett
Jim Wiggett, Chief Executive Officer